UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2020

EASTSIDE DISTILLING, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38182	20-3937596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 SE Water Avenue, Suite 390

Portland, OR 97214

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (971) 888-4264

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	EAST	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On April 24, 2020, Eastside Distilling, Inc. (the “Company”), Mr. Shoen, Jack Peterson, Lawrence Firestone (together with the Company, the “Company Parties”), Intersect Beverage, LLC, Stephanie Kilkenny, Patrick J. Kilkenny and Robert Grammen (the “Intersect Parties”) entered into a General Mutual Release (the “Release Agreement”). Pursuant to the terms of the Release Agreement, each of the Company Parties and the Intersect Parties agreed to release the other party from claims in connection with disagreements between the Company Parties and the Intersect Parties relating to the previously disclosed purchase of the Azuñia brand from Intersect Beverage, LLC in September 2019.

In addition, the Company agreed to take all necessary steps to cause the Board to be comprised solely of the following persons: Paul Block, Geoffrey Gwin, Stephanie Kilkenny, Jack Peterson and Lawrence Firestone (the “Current Directors”), each to serve until the Company’s 2020 Annual Meeting of Stockholders or until their respective successor is duly elected and qualified or until their earlier death, resignation or removal, whichever first occurs. The Company also agreed to nominate the Current Directors for election at the Company’s 2020 Annual Meeting of Stockholders, and to cause such nominees to be submitted to the shareholders for election.

The foregoing summary of the Release Agreement is qualified in its entirety by the full text of the Release Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	General Mutual Release, dated April 24, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2020

EASTSIDE DISTILLING, INC.

By:	/s/ Lawrence Firestone
Lawrence Firestone
Chief Executive Officer